Exhibit 99.1

Instructure Reports Fourth Quarter and Full Year 2016 Financial Results

Total Full Year 2016 Revenue of $110.9 Million, Up 51% Year-Over-Year

SALT LAKE CITY (February 6, 2017) – Instructure, Inc. (NYSE: INST), a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter, today announced its financial results for the fourth quarter and full year ended December 31, 2016.

“We ended 2016 with a solid Q4 performance. Revenue grew 45% for the quarter and 51% for the year, on a year-over-year basis.  At the same time, we continued to realize substantial improvements to our operating margin,” said Josh Coates, CEO at Instructure. “Our success in 2016 gives us confidence in our growth strategy. Given our progress in expanding our customer base and continued product innovation, we are excited for our prospects for 2017 and beyond.”

Instructure also announced today that SVP of Product and Customer Experience, Mitch Macfarlane, has been promoted to Chief Operating Officer, a newly created role at Instructure.

Effective immediately, Macfarlane will assume responsibility for engineering and marketing in addition to his current responsibilities of overseeing product and customer experience.

“This is a natural next step as we scale the organization to handle the operational challenges of our continued fast growth across multiple markets,” said Josh Coates, Instructure CEO.  “Mitch has proven to be an integral leader and our high customer satisfaction rating and net promoter score are a direct result of his focus on creating best in class operational teams across our organization.”

Fourth Quarter and Full Year Financial Summary
(in thousands, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)
Revenue	$31,546	$21,797	$110,880	$73,193
Gross Margin
GAAP	71.1%	68.6%	70.5%	67.1%
Non-GAAP(1)	71.8%	69.3%	71.3%	67.6%
Operating Loss
GAAP	(12,838)	(11,912)	(53,375)	(51,972)
Non-GAAP(1)	(9,862)	(10,373)	(42,909)	(41,400)
Net loss
GAAP	(12,922)	(12,122)	(53,568)	(52,978)
Non-GAAP(1)	(9,956)	(10,466)	(43,164)	(41,753)
EPS
GAAP(2)	$(0.46)	$(0.74)	$(1.92)	$(6.07)
Non-GAAP(1)(2)	$(0.35)	$(0.43)	$(1.55)	$(1.90)

(1)

Non-GAAP financial measures exclude stock-based compensation, accrual or reversal of payroll taxes related to secondary stock purchase transactions, amortization of acquisition related intangibles, and the change in fair value of the warrant liability.

(2)

Q4 2016 and Q4 2015 GAAP share count was 28.3M and 16.4M, respectively, due to the conversion of redeemable convertible preferred shares into common stock, which occurred on the closing of Instructure’s IPO on November 18, 2015.  Non-GAAP share count assumes the conversion of the redeemable convertible preferred shares to common stock occurred at the beginning of the annual period

Fourth Quarter 2016 Business Highlights

•	Instructure continued to expand its customer base in the fourth quarter. A few highlights include:
○

US Higher Education and K-12 Schools – Canvas was selected by AVID Center, which impacts nearly 1.5 million students annually, to support training and learning efforts for over 60,000 educators within their global network of educational institutions.  Canvas was also chosen by Cherokee County School District, in Georgia, as their learning management system solution for its 40,000 students across 41 different schools.  Within the U.S. higher education market, Canvas was chosen by Devry Education Group, with its 55,000 students, and Iowa Community Colleges Online Consortium, which serves seven community colleges and 17,000 students.

○

International – Canvas was chosen by the Department of Education Tasmania in Australia for their 50,000 students within K-12 and higher education schools and SOMOS Educação Group in Brazil, which is the country’s largest primary education services company reaching thousands of schools and millions of students.

○	Corporate – Bridge was selected by a division of PwC, McKesson Canada, AccorHotels’ Académie Accor, the world’s first corporate hospitality learning network, Careerbuilder, and Swift Transportation.
○

Ivy Tech Community College, the largest singularly accredited statewide community college system serving over 150,000 students annually, entered into a bundled deal for both Canvas and Bridge to create a learning solution not only for their students but also a training solution for faculty and staff.

●	During the quarter, Instructure released several new features for both Canvas and Bridge.
○

In Canvas, the Company launched the Canvas Parent app, the first mobile app allowing parents to monitor their children's course work, homework and grades. Additionally, Instructure released MasteryPaths which allows course designers to create customized and differentiated learning experiences based on student course mastery. The Company also launched a seamless integration with Google tools providing a much simplified workflow for students, educators and administrators.

○	For Bridge, Instructure launched live training and an integration with Slack.

Business Outlook

Today, Instructure issued financial guidance for the first quarter and full year 2017. The financial guidance discussed below is on a non-GAAP basis, except for revenues, and excludes stock-based compensation expense, reversal of payroll tax expense on secondary stock purchase transactions, amortization of acquisition related intangibles, and the change in fair value of the warrant liability (see table below which reconciles these non-GAAP financial measures to the related GAAP measures).

For the first quarter ending March 31, 2017, Instructure expects revenue of approximately $32.6 million to $33.2 million, a non-GAAP net loss of ($11.2) million to ($10.6) million, and non-GAAP net loss per share of ($0.39) to ($0.37) per common share.

For the full year ending December 31, 2017, Instructure expects revenue of approximately $149.3 million to $150.8 million, a non-GAAP net loss of ($39.2) million to ($38.2) million, and non-GAAP net loss per share of ($1.35) to ($1.31) per common share.

Conference Call Details:

Instructure will discuss its fourth quarter and full year 2016 results today, February 6, 2017, via teleconference at 3:00 p.m. Mountain Time / 5:00 p.m. Eastern Time. The call may be accessed at (877) 548-7911 or (719) 325-4794, passcode 7870235.  A live webcast, as well as replay, of the conference call will be accessible at Instructure's investor relations website, http://ir.instructure.com.

Non-GAAP Financial Measures

In this press release, Instructure’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, and 12-month billings are not presented in accordance with GAAP and are not intended to be used in lieu of GAAP presentations of results of operations.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.  Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics.

These non-GAAP measures exclude stock-based compensation, payroll taxes related to secondary stock purchase transactions or the reversal of such expense due to the retirement of the liability, amortization of acquisition related intangibles, and the change in fair value of the warrant liability. We believe investors may want to exclude the effects of these items in order to compare our financial performance between time periods:

●

Stock-based compensation - Although stock-based compensation is an important aspect of the compensation of our employees and executives, management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.  Unlike cash compensation, the value of equity awards is determined using a complex formula that incorporates factors, such as market volatility and forfeiture rates that are beyond our control. Stock-based compensation from the employee sale of securities to investors, prior to our IPO, at a price above the current fair market value was dependent on our fair value assumptions and other factors that were beyond our control.

●

Accrual or reversal of payroll taxes related to secondary stock purchase transactions - In prior periods, operating expenses included employer payroll tax-related items on employee sales of securities to investors prior to our IPO. The amount of employer payroll tax-related items on these transactions was dependent on the fair market value of our stock. In the current period, operating expenses included the reversal of such payroll tax expense due to the reduction of the estimated liability.

●

Amortization of acquisition related intangibles - Expense for the amortization of acquisition related intangibles is a non-cash item, and we believe that the exclusion of this expense provides for a useful comparison of our operating results to prior periods.

●

Change in fair value of the warrant liability - Under GAAP, we are required to record mark-to-market adjustments for the change in fair value of the liability for warrants issued in connection with term debt and our credit facility. This expense or gain is excluded from management's assessment of our operating performance because management believes that these non-cash items are not indicative of ongoing operating performance.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s financial guidance for the first quarter of 2017 and for the full year ending December 31, 2017, the company’s growth, customer demand and application adoption, the company's research and development efforts and future application releases, and the company’s expectations regarding future revenue, expenses, cash flows and net income or loss.  These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Instructure’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Instructure’s ability to build and expand its sales efforts; general economic and industry conditions; new application introductions and Instructure’s ability to develop and deliver innovative applications and features; Instructure's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions.  These and other important risk factors are described more fully in the Quarterly Report for the quarter ended September 30, 2016, which was filed with the Securities and Exchange Commission (the “SEC”) on November 2, 2016 and other documents filed with the SEC and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof and Instructure undertakes no duty to update this information except as required by law.

About Instructure

Instructure, Inc. is a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter. With a vision to help maximize the potential of people through technology, Instructure created Canvas and Bridge to enable organizations everywhere to easily develop, deliver and manage engaging face-to-face and online learning experiences. To date, Instructure has connected millions of instructors and learners at more than 2,000 educational institutions and corporations throughout the world. Learn more about Canvas for higher ed and K-12, and Bridge for the corporate market at www.Instructure.com.

Contacts:

Erin Kasenchak

Instructure

(866) 574-3127

ekasenchak@instructure.com

Heather Erickson

Instructure

(866) 718-6488

press@instructure.com

Source: Instructure

INSTRUCTURE, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	December 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$44,539	$90,471
Short term marketable securities	23,895	325
Accounts receivable—net of allowances of $241 and $225 at December 31, 2016 and 2015, respectively	18,072	9,523
Prepaid expenses	5,434	5,010
Other current assets	936	614
Total current assets	92,876	105,943
Property and equipment, net	14,733	11,732
Goodwill	989	989
Intangible assets, net	760	444
Noncurrent prepaid expenses	984	749
Other assets	994	1,203
Total assets	$111,336	$121,060
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,374	$3,912
Accrued liabilities	10,905	8,852
Deferred rent	773	541
Deferred revenue	72,747	49,384
Total current liabilities	89,799	62,689
Deferred revenue, net of current portion	3,144	2,941
Deferred rent, net of current portion	8,372	9,078
Warrant liability	25	331
Other long term liabilities	32	402
Total liabilities	101,372	75,441
Commitments and contingencies
Stockholders’ equity:
Common stock	3	4
Treasury stock	—	(1)
Additional paid-in capital	206,442	188,517
Accumulated other comprehensive income	(12)	—
Accumulated deficit	(196,469)	(142,901)
Total stockholders’ equity	9,964	45,619
Total liabilities and stockholders’ equity	$111,336	$121,060

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$28,308	$18,906	$97,115	$62,463
Professional services and other	3,238	2,891	13,765	10,730
Total Net revenue	31,546	21,797	110,880	73,193
Cost of Revenue:
Subscription and support	6,917	5,162	24,252	17,682
Professional services and other	2,210	1,674	8,497	6,391
Total cost of revenue	9,127	6,836	32,749	24,073
Gross profit	22,419	14,961	78,131	49,120
Operating expenses:
Sales and marketing	18,002	15,156	69,991	53,459
Research and development	10,141	6,710	35,973	24,151
General and administrative	7,114	5,007	25,542	23,482
Total operating expenses	35,257	26,873	131,506	101,092
Loss from operations	(12,838)	(11,912)	(53,375)	(51,972)
Other income (expense):
Interest income	116	26	352	39
Interest expense	(33)	(2)	(87)	(74)
Change in fair value of warrant liability	10	(117)	62	(653)
Other income (expense), net	(119)	(40)	(353)	(201)
Total other income (expense)	(26)	(133)	(26)	(889)
Loss before income taxes	(12,864)	(12,045)	(53,401)	(52,861)
Income tax expense	(58)	(77)	(167)	(117)
Net loss	$(12,922)	$(12,122)	$(53,568)	$(52,978)
Deemed dividend to investors	—	—	—	(632)
Net loss attributable to common stockholders	$(12,922)	$(12,122)	$(53,568)	$(53,610)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.46)	$(0.74)	$(1.92)	$(6.07)
Weighted average shares used to compute net loss per share, basic and diluted	28,348	16,359	27,838	8,838

INSTRUCTURE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)
Operating Activities:
Net loss	$(12,922)	$(12,122)	$(53,568)	$(52,978)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	1,149	799	3,981	2,672
Amortization of intangible assets	121	77	405	309
Amortization of deferred financing costs	12	—	46	54
Change in fair value of warrant liability	(10)	117	(62)	653
Stock-based compensation	2,973	1,537	10,674	9,236
Other	(28)	28	92	193
Changes in assets and liabilities:
Accounts receivable, net	5,050	1,697	(8,837)	(1,532)
Prepaid expenses and other assets	(1,667)	348	(818)	(2,673)
Accounts payable and accrued liabilities	(571)	442	3,732	3,938
Deferred revenue	(8,894)	(5,425)	23,566	20,371
Deferred rent	(95)	215	(474)	719
Other liabilities	16	(28)	(345)	(313)
Net cash used in operating activities	(14,866)	(12,315)	(21,608)	(19,351)
Investing Activities:
Purchases of property and equipment	(2,099)	(2,233)	(7,021)	(6,696)
Purchases of intangible assets	(410)	—	(721)	—
Proceeds from disposal of property and equipment	40	11	63	64
Purchases of marketable securities	(4,389)	—	(28,752)	(1,456)
Maturities of marketable securities	4,800	1,119	5,125	1,619
Net cash used in investing activities	(2,058)	(1,103)	(31,306)	(6,469)
Financing Activities:
IPO proceeds, net of offering costs paid of $3,261	—	72,032	—	72,032
Proceeds from exercise of redeemable convertible preferred stock warrants	—	—	—	250
Proceeds from issuance of common stock from employee equity plans	2,515	103	7,009	349
Shares repurchased for tax withholdings on vesting of restricted stock	(27)	—	(27)	—
Payments of line of credit financing costs	—	—	—	(32)
Repayment of capital lease obligations	—	(16)	—	(223)
Net cash provided by financing activities	2,488	72,119	6,982	72,376
Net increase (decrease) in cash	(14,436)	58,701	(45,932)	46,556
Cash, beginning of period	58,975	31,770	90,471	43,915
Cash, end of period	$44,539	$90,471	$44,539	$90,471

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP GROSS MARGIN
(in thousands, except percentages)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)
GAAP gross profit	$22,419	$14,961	$78,131	$49,120
Stock-based compensation	240	134	962	343
Non-GAAP gross margin	$22,659	$15,095	$79,093	$49,463

GAAP gross margin %	71.1%	68.6%	70.5%	67.1%
Non-GAAP gross margin %	71.8%	69.3%	71.3%	67.6%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING LOSS
(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)
Loss from operations	$(12,838)	$(11,912)	$(53,375)	$(51,972)
Stock-based compensation	2,973	1,537	10,674	9,236
Payroll tax expense on secondary stock purchase transactions	—	—	—	1,327
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(217)	—
Amortization of acquisition related intangibles	3	2	9	9
Non-GAAP operating loss	$(9,862)	$(10,373)	$(42,909)	$(41,400)

GAAP operating margin	-41%	-55%	-48%	-71%
Non-GAAP operating margin	-31%	-48%	-39%	-57%

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS
(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)
Net Loss	$(12,922)	$(12,122)	$(53,568)	$(52,978)
Stock-based compensation	2,973	1,537	10,674	9,236
Payroll tax expense on secondary stock purchase transactions	—	—	—	1,327
Reversal of payroll tax expense on secondary stock purchase transactions	—	—	(217)	—
Amortization of acquisition related intangibles	3	2	9	9
Change in fair value of warrant liability	(10)	117	(62)	653
Non-GAAP net loss	$(9,956)	$(10,466)	$(43,164)	$(41,753)
Non-GAAP net loss per common share, basic and diluted	$(0.35)	$(0.43)	$(1.55)	$(1.90)
Non-GAAP weighted average common shares used in computing basic and diluted net loss per common share(1)	28,348	24,173	27,838	22,009

(1) Non-GAAP weighted average common shares used in computing basic and diluted net loss per common share on a non-GAAP basis assumes that the redeemable convertible preferred shares that converted to common shares upon execution of our IPO were outstanding for the full year.

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP WEIGHTED AVERAGE SHARES OUTSTANDING
(in thousands)
(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)
GAAP weighted average common shares, basic and diluted	28,348	16,359	27,838	8,838
Effect of redeemable convertible preferred stock conversion (assuming converted shares were outstanding for the full year)	—	7,814	—	13,171
Non-GAAP weighted average common shares used in computing basic and diluted non-GAAP net loss per common share	28,348	24,173	27,838	22,009

INSTRUCTURE, INC.
RECONCILIATION OF 12-MONTH BILLINGS
(in thousands)
(unaudited)
	Trailing Twelve Months Ended December 31,
	2016	2015
Total net revenue	$110,880	$73,193

Current deferred revenue
Beginning balance	49,384	29,380
Ending balance	72,747	49,384
Net change in current deferred revenue	23,363	20,004

Long term deferred revenue
Beginning balance	2,941	2,574
Ending balance	3,144	2,941
Net change in long term deferred revenue	203	367

Total 12-month billings	$134,446	$93,564

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended December 31, 2016
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$18,002	(811)	—	—	$17,191
Research and development	10,141	(1,120)	—	(3)	9,018
General and administrative	7,114	(802)	—	—	6,312
Total operating expenses	$35,257	(2,733)	—	(3)	$32,521

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Three Months Ended December 31, 2015
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$15,156	(460)	—	—	$14,696
Research and development	6,710	(532)	—	(2)	6,176
General and administrative	5,007	(411)	—	—	4,596
Total operating expenses	$26,873	(1,403)	—	(2)	$25,468

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Year Ended December 31, 2016
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$69,991	(3,030)	57	—	$67,018
Research and development	35,973	(3,862)	57	(9)	32,159
General and administrative	25,542	(2,820)	103	—	22,825
Total operating expenses	$131,506	(9,712)	217	(9)	$122,002

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP OPERATING EXPENSES
Year Ended December 31, 2015
(in thousands)
(unaudited)
	GAAP	Stock-based Compensation Expense	Payroll Tax Associated with Equity Transactions	Amortization of acquired intangibles	NON-GAAP
Operating expenses:
Sales and marketing	$53,459	(1,228)	—	—	$52,231
Research and development	24,151	(1,403)	—	(9)	22,739
General and administrative	23,482	(6,262)	(1,327)	—	15,893
Total operating expenses	$101,092	(8,893)	(1,327)	(9)	$90,863

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS GUIDANCE
(in thousands)
(unaudited)
	Three Months Ending March 31,		Full Year Ending December 31,
	2017	2017	2017	2017
	LOW	HIGH	LOW	HIGH
Net loss	$(14,710)	$(14,110)	$(54,680)	$(53,680)
Stock-based compensation	3,500	3,500	16,000	16,000
Reversal of payroll tax expense on secondary stock purchase transactions	-	-	(540)	(540)
Change in fair value of warrant liability	10	10	20	20
Non-GAAP net loss	$(11,200)	$(10,600)	$(39,200)	$(38,200)

INSTRUCTURE, INC.
RECONCILIATION OF NON-GAAP NET LOSS PER COMMON SHARE GUIDANCE
(unaudited)
	Three Months Ending March 31,		Full Year Ending December 31,
	2017	2017	2017	2017
	LOW	HIGH	LOW	HIGH
Net loss per common share	$(0.51)	$(0.49)	$(1.88)	$(1.84)
Stock-based compensation	0.12	0.12	0.55	0.55
Reversal of payroll tax expense on secondary stock purchase transactions	-	-	(0.02)	(0.02)
Change in fair value of warrant liability	0.00	0.00	0.00	0.00
Non-GAAP net loss per common share, basic and diluted	$(0.39)	$(0.37)	$(1.35)	$(1.31)
Non-GAAP weighted average common shares used in computing basic and diluted net loss per common share (in thousands)	28,600	28,600	29,100	29,100